Exhibit 99.1

NEWS RELEASE
FOR IMMEDIATE RELEASE
A Subsidiary of Synalloy Corporation Enters into a
Definitive Agreement to Acquire the Assets of American Stainless Tubing, Inc.
RICHMOND, Va., December 4, 2018 (GLOBE NEWSWIRE) -- Synalloy Corporation (Nasdaq: SYNL) today announced that its wholly-owned subsidiary, ASTI Acquisition, LLC, has signed a definitive agreement to acquire substantially all of the assets of American Stainless Tubing, Inc. (ASTI).  The parties expect the transaction to close on or by January 1, 2019. The cash purchase price for the transaction is expected to range between $27 and $28 million including ASTI’s right to receive revenue-based earn-out payments over a three-year period following closing. At closing, the company plans to title ASTI’s real estate to its sale lease-back partner, Store Capital, who will purchase ASTI’s real estate for $5 million. Subsequently ASTI’s real estate will be incorporated into Synalloy’s long-term master lease agreement with Store Capital on terms and conditions consistent with other Synalloy/Store leases.  Synalloy will sublease the facilities to ASTI Acquisition, LLC, which after closing, will be re-named American Stainless Tubing, LLC.
Craig Bram, President and CEO of Synalloy Corporation said, "The prospect of bringing together the diverse stainless steel and alloy pipe and tubing capabilities of Bristol Metals with the high-end ornamental welded stainless steel tube products capabilities of ASTI in the Synalloy Metals family is very exciting. We are continuing to grow our presence in the stainless steel pipe and tube markets in North America; further filling out our product offerings and stainless steel purchasing position.”
Maria Haughton Roberson, President of ASTI said, “Our management team has spent their careers building this business to what it is currently, and we are very proud of our company and its accomplishments. The backing of Synalloy will provide ASTI an opportunity to move up to the next level. We look forward to being part of their team as we continue to set the quality standard in stainless steel tubing.”
Kyle Pennington, President of Synalloy Metals said, "It has been Bristol Metals' ultimate goal to become the preeminent manufacturer of stainless steel pipe and tube in North America. For the last few years, Synalloy Metals has grown our business through product line extensions into heavy wall stainless welded pipe, seamless carbon distribution with Specialty Pipe & Tube and into stainless steel tubing and galvanized products. ASTI is a good strategic fit with Synalloy Metals’ growth objectives. We will work with the team at ASTI to drive continued improvements in our core initiatives, with an emphasis on customer service.  Our company is well positioned to support the North American pipe and tube market for many years to come."
Synalloy Corporation (Nasdaq: SYNL) is a growth oriented company that engages in a number of diverse business activities including the production of stainless steel pipe and tube, galvanized pipe and tube, fiberglass and steel storage tanks, specialty chemicals and the master distribution of seamless carbon pipe and tubing. For more information about Synalloy Corporation, please visit our web site at  www.synalloy.com

Forward-Looking Statements
This press release includes and incorporates by reference "forward-looking statements" within the meaning of the federal securities laws. All statements that are not historical facts are "forward-looking statements." The words "estimate," "project," "intend," "expect," "believe," "should," "anticipate," "hope," "optimistic," "plan," "outlook," "should," "could," "may" and similar expressions identify forward-looking statements. The forward-looking statements are subject to certain risks and uncertainties, including without limitation those identified below, which could cause actual results to differ materially from historical results or those anticipated. Readers are cautioned not to place undue reliance on these forward-looking statements. The following factors could cause actual results to differ materially from historical results or those anticipated: adverse economic conditions; the impact of competitive products and pricing; product demand and acceptance risks; raw material and other increased costs; raw materials availability; employee relations; ability to maintain workforce by hiring trained employees; labor efficiencies; customer delays or difficulties

Exhibit 99.1

in the production of products; new fracking regulations; a prolonged decrease in oil and nickel prices; unforeseen delays in completing the integrations of acquisitions; risks associated with mergers, acquisitions, dispositions and other expansion activities; financial stability of our customers; environmental issues; unavailability of debt financing on acceptable terms and exposure to increased market interest rate risk; inability to comply with covenants and ratios required by our debt financing arrangements; ability to weather an economic downturn; loss of consumer or investor confidence and other risks detailed from time-to-time in the Company's Securities and Exchange Commission filings. The Company assumes no obligation to update the information included in this release.

Contact: Dennis Loughran at (804) 822-3266